BANC OF CALIFORNIA, INC.
2018 OMNIBUS STOCK INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT
PUA No. ###EMPLOYEE_GRANT_NUMBER###
A Performance Unit is hereby awarded pursuant to this Performance Unit Agreement (this “Agreement”) on ###GRANT_DATE### (the “Grant Date”) by Banc of California, Inc., a Maryland corporation (the “Company”), to ###PARTICIPANT_NAME### (the “Grantee”), in accordance with the following terms and conditions:
1.Award. Pursuant to the Banc of California, Inc. 2018 Omnibus Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions and subject to the restrictions in the Plan and as hereinafter set forth, the Company hereby awards to the Grantee a Performance Unit (the “Performance Unit”). The Performance Unit represents the opportunity to earn an amount, payable by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of the Company’s common stock, par value $0.01 per share (“Shares”), or a combination thereof, based on the level of achievement during the Performance Period of the Performance Goals as set forth in Annex A hereto. A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto. Capitalized terms used herein which are not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.
2.Performance Period. For purposes of this Agreement, the “Performance Period” shall be the four-year period ending on the fourth (4th) anniversary of the Grant Date.
3.Performance Goals. The amount earned by the Grantee for the Performance Period will be determined following the end of the Performance Period based on the level of achievement of the Performance Goal in accordance with Annex A hereto. As soon as practicable following the end of the Performance Period, the Committee shall determine (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the amount earned by the Grantee under the Performance Unit. Such determination shall be final, conclusive and binding on the Grantee and on all other persons.
4.Restrictions on Transfer. Neither the Performance Unit, nor any interest therein, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, except upon the death of the Grantee, by will or by the laws of descent and distribution.
5.Vesting. The Performance Unit is subject to forfeiture until it vests. Except as otherwise provided herein, the Performance Unit will vest and become non-forfeitable on the date the Committee certifies the achievement of the Performance Goals in accordance with Section 3, subject to (a) determination by the Committee, pursuant to Section 3, of the achievement of the minimum threshold Performance Goals for payout set forth in Annex A hereto, and (b) the Grantee not experiencing a Termination of Employment prior to the last day of the Performance Period.
6.Termination of Employment. Upon the Grantee’s Termination of Employment prior to the vesting of the Performance Unit for any reason other than due to death or Disability, the Performance Unit shall become forfeited. In the event that the Grantee’s Termination of Employment prior to vesting is due to death or Disability, the Performance Unit will vest as and to the extent provided in Section 5 notwithstanding such Termination of Employment. The amount earned, if any, with respect the Performance Unit shall be paid at the time specified in Section 8.

7.Grantee’s Rights as Stockholder. The Grantee shall have no voting rights or other rights of a stockholder with respect to any Shares that may be issuable to the Grantee upon payment of the Performance Unit unless and until such Shares are actually issued to the Grantee; provided, however, that subject to all limitations provided in this Agreement and the Plan, the Grantee shall have the right to receive an amount equal to all dividends and other distributions paid, prior to payment of the Performance Unit, on such number of shares of Common Stock, if any, underlying the Performance Unit corresponding to the actual level of performance during the Performance Period but not to exceed, solely for purposes of this Section 7, the number of Shares issuable at the level of performance as set forth in Annex A or Section 10 hereof, as applicable; provided, further, that such amount shall be accumulated and deferred but remain subject to payment of the Performance Unit at the time set forth in Section 8 below and shall only be paid at the time such Shares are actually issued to the Grantee.
8.Payment of Performance Unit. Payment in respect of the Performance Unit for the amount earned, if any, for the Performance Period shall be made to the Grantee in such property as the Committee shall determine, including, without limitation, cash, Shares or a combination thereof, as soon as practicable following the vesting date but no later than 30 days following the vesting date.
9. Adjustments. In the event of a Corporate Transaction or Share Change, the number of Shares, if any, issuable upon payment of the Performance Unit shall be adjusted as and to the extent provided in Section 3(d) of the Plan.
10.Effect of Change in Control. The treatment of the Performance Unit upon and following a Change in Control shall be as and to the extent provided in Section 10 of the Plan; provided, that, notwithstanding anything to the contrary in Section 10(b) of the Plan, the extent to which the Performance Unit is deemed to be earned for purposes of clause 10(b)(ii) of the Plan shall be (x) at 100% of the Award if the Performance Goal has been achieved as of the date of the Change in Control, and (y) a prorated portion of the Award based on the portion of the total Award that was expensed by the Company as of the date of the Change in Control if the Performance Goal has not yet been achieved as of the date of the Change in Control.
11.Delivery and Registration of Shares. To the extent the Company becomes obligated to deliver Shares hereunder, such obligation shall, if the Committee so requests, be conditioned upon the receipt of a representation that the Grantee, or any other person to whom such Shares are to be delivered, is acquiring such Shares without a view to the distribution thereof. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under the Securities Act of 1933, as amended, or other securities law or regulation. The Company shall not be required to deliver any Shares hereunder prior to (i) the listing or approval for listing upon notice of issuance of the Shares on the Applicable Exchange, (ii) any registration or other qualification of such Shares under any state or federal law, rule or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable and (iii) obtaining any other consent, approval, or permit from any state or federal government agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
12.Plan and Plan Interpretations as Controlling. The Performance Unit hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be binding and conclusive upon the Grantee and all other persons with regard to any question arising hereunder or under the Plan.

13.Clawback. The Performance Unit granted pursuant to this Agreement and all amounts paid hereunder shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries or Affiliates as in effect from time to time, including, without limitation, the Company’s Incentive Compensation Recoupment Policy, if applicable to the Grantee.
14.Grantee Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Grantee’s employment or service at any time, nor confer upon the Grantee any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.
15.Withholding Tax. The Company may withhold from any payment or distribution made hereunder cash and/or Shares (to the extent the Performance Unit is paid in Shares), sufficient to cover any applicable withholding and employment taxes, or require the Grantee to remit to the Company an amount sufficient to satisfy such taxes.
16.Notices. All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of Banc of California, Inc., 3 MacArthur Plan, Santa Ana, California 92707. Any notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s current address according to the Company’s personnel files. Such addresses for the service of notices may be changed at any time, provided written notice of the change is furnished in advance to the Company or to the Grantee, as the case may be.
17.Severability. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
18.Governing Law; Headings. This Agreement and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
19.Amendment. This Agreement may be amended or modified by the Committee at any time; provided, that, no amendment or modification that materially impairs the rights of the Grantee as provided by this Agreement shall be effective unless set forth in writing signed by the parties hereto, except such an amendment made to cause the terms of this Agreement or the Performance Unit granted hereunder to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
20.Grantee Acceptance; Counterparts. The Grantee shall signify the Grantee’s acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 16 above. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

21.Section 409A. The Performance Unit is intended to comply with the short-term deferral exemption from Section 409A of the Code, and to the extent it does not so comply is intended to comply with Section 409A of the Code.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
BANC OF CALIFORNIA, INC.
By:

ACCEPTED
###ACCEPTANCE_DATE###
###PARTICIPANT_NAME###
###HOME_ADDRESS###

ANNEX A TO PERFORMANCE UNIT AGREEMENT

The following measure applies to the Performance Stock Units (PSUs):
Shares of the Company achieving a twenty-day Volume-Weighted Average Price of $35 per Share at any time on or before June 6, 2026.